Exhibit 99.1

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information is derived from the unaudited pro forma condensed combined balance sheet and statements of operations and comprehensive loss.

The unaudited pro forma condensed combined financial statements are based on SCH’s historical financial statements and Clover’s historical consolidated financial statements as adjusted to give effect to the Business Combination, defined in the unaudited pro forma condensed combined financial information found elsewhere in the proxy statement/consent solicitation statement/prospectus filed in relation to the Business Combination (the “Proxy Statement”) and the PIPE Investment for an aggregate commitment amount of $400.0 million . The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Business Combination, treated as a reverse recapitalization for accounting purposes, and the PIPE Investment as if they had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019, give effect to the Business Combination and the PIPE Investment as if they had occurred on January 1, 2019, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X. Accordingly, the historical financial information has been adjusted to give pro forma effect to events that are: (i) directly attributable to the Business Combination and the PIPE Investment, (ii) are factually supportable and, (iii) with respect to the unaudited pro forma condensed combined statement of operations, are expected to have a continuing impact on the results of operations of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination and the PIPE Investment.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. SCH and Clover have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming actual redemptions of 24,892 SCH outstanding ordinary shares for an aggregate redemption payment of $0.2 million out of the trust account on the closing date of the Business Combination. No other SCH ordinary shares are subject to redemption.

This information should be read together with SCH’s and Clover’s historical financial statements and related notes, “Unaudited Pro Forma Condensed Combined Financial Information,” “Clover’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “SCH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in the Proxy Statement.

	Pro Forma
	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
	(in thousands)
Combined Statement of Operations data:
Total revenue	$506,655	$462,266
Total operating expenses	531,899	645,483
Interest expense	3,541	6,465
Amortization of notes and securities discounts	74	401
Net loss	(28,859)	(190,083)

Pro Forma
As of September 30, 2020
(in thousands)
Combined Balance sheet data:
Total assets	$988,796
Total notes and securities payable, net of discounts and deferred issuance costs	$35,339
Total liabilities	$194,886
Total shareholders’ equity	$793,910

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the unaudited historical condensed consolidated balance sheet of SCH as of September 30, 2020 with the unaudited historical consolidated balance sheet of Clover as of September 30, 2020, giving effect to the Business Combination and a PIPE Investment with net proceeds of $400.0 million, as if they had been consummated as of that date.

The following unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 combines the unaudited historical condensed consolidated statements of operations of SCH for the nine months ended September 30, 2020 and for the year ended December 31, 2019, respectively, with the unaudited historical consolidated statement of operations of Clover for the nine months ended September 30, 2020 and for the year ended December 31, 2019, respectively, giving effect to the Business Combination and the PIPE Investment as if they had occurred as of January 1, 2019.

The historical financial information of SCH was derived from the unaudited condensed consolidated financial statements of SCH for the nine months ended September 30, 2020 and the audited financial statements of SCH for the year ended December 31, 2019 included elsewhere in the Proxy Statement. The historical financial information of Clover was derived from the unaudited consolidated financial statements of Clover for the nine months ended September 30, 2020 and the audited consolidated financial statements of Clover for the year ended December 31, 2019 included elsewhere in the Proxy Statement. This information should be read together with SCH’s and Clover’s audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Clover,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SCH” and other financial information included elsewhere in the Proxy Statement.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2020

(in thousands, except share and per share data)

	Historical		Actual Redemptions into Cash
	(A) SCH	(B) Clover	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash	$127	$89,732	789,934	(6a)	$754,947
			(25,095)	(6b)
			400,000	(6c)
			(499,751)	(6n)
Short-term investments	—	15,495	—		15,495
Investment securities, available-for sale	—	12,179	—		12,179
Investment securities, held-to-maturity	—	265	—		265
Accrued retrospective premiums	—	27,878	—		27,878
Other receivables	—	15,341	—		15,341
Reinsurance recoverable	—	105	—		105
Healthcare receivables	—	34,325	—		34,325
Prepaid expenses	465	—	—		465
Other assets, current	—	8,135	(3,222)	(6b)	4,913

Total current assets	592	203,455	661,866		865,913
Investment securities, available-for-sale, at fair value	—	98,298	—		98,298
Investment securities, held-to-maturity	—	429	—		429
Other assets	—	9,106	—		9,106
Property and equipment, net	—	2,157	—		2,157
Operating lease right-of-use assets	—	8,660	—		8,660
Goodwill	—	1,243	—		1,243
Cash and cash equivalents held in trust account	828,097	—	(28,980)	(6d)	—
			(6,036)	(6e)
			(2,898)	(6f)
			(249)	(6l)
			(789,934)	(6a)
Other intangible assets	—	2,990			2,990

Total assets	$828,689	$326,338	$(166,231)		$988,796

	Historical		Actual Redemptions into Cash
	(A) SCH	(B) Clover	Pro Forma Adjustments		Pro Forma Balance Sheet
Liabilities, Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Unpaid claims	$—	$93,615	$—		$93,615
Accounts payable and accrued expenses	1,808	25,763	(8,307)	(6h)	15,307
			(1,808)	(6e)
			(2,149)	(6b)
Accrued salaries and benefits	—	4,454	—		4,454
Operating lease liabilities	—	4,750	—		4,750
Current portion of notes and securities payable	—	20,198	—		20,198
Premium deficiency reserve	—	772	—		772
Reinsurance premium payable	—	—	—		—
Other liabilities, current	—	5	—		5

Total current liabilities	1,808	149,557	(12,264)		139,101
Deferred rent	—	—	—		—
Other liabilities	—	13,152	—		13,152
Notes and securities payable, net of discounts and deferred issuance costs	—	96,114	343,454	(6g)	35,339
			(404,229)	(6h)
Derivative liabilities	—	51,086	(51,086)	(6h)	—
Warrants payable	—	49,402	(49,402)	(6j)	—
Long-term operating lease liabilities	—	7,294	—		7,294
Deferred underwriting commission	28,980	—	(28,980)	(6d)	—

Total liabilities	30,788	366,605	(202,507)		194,886

Convertible preferred stock	—	447,747	(447,747)	(6i)	—
Social Capital Hedosophia Class A ordinary shares subject to possible redemption	792,901	—	(792,901)	(6l)	—
Stockholders’ equity (deficit):
SCH preferred shares	—	—	—		—
SCH Class A ordinary shares	—	—	—		—
SCH Class B ordinary shares	2	—	(2)	(6k)	—
Clover Common stock, $0.0001 par value	—	4	4	(6h)	—
			7	(6i)
			(13)	(6m)
			(2)	(6n)
Clover Health Common shares, $0.0001 par value	—	—	2	(6k)	40
			8	(6l)
			26	(6m)
			4	(6c)
Additional paid-in capital	7,365	408,949	412,532	(6h)	1,983,205
			447,740	(6i)
			49,402	(6j)
			(6,459)	(6e)
			792,644	(6l)
			(26,168)	(6b)
			(3,047)	(6m)
			399,996	(6c)
			(499,749)	(6n)
Accumulated deficit	(2,367)	(901,634)	2,231	(6e)	(1,194,002)
			(2,898)	(6f)
			(343,454)	(6g)
			51,086	(6h)
			3,034	(6m)
Accumulated other comprehensive gain	—	764	—		764
Non-controlling interest	—	3,903	—		3,903

Total stockholders’ equity (deficit)	5,000	(488,014)	1,276,924		793,910

Total liabilities, redeemable common stock and stockholders’ equity (deficit)	$828,689	$326,338	$(166,231)		$988,796

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended September 30, 2020

(in thousands, except share and per share amounts)

	Historical		Actual Redemptions into Cash
	(A) SCH	(B) Clover	Pro Forma Adjustments		Pro Forma Statement of Operations
Revenues
Premiums earned, net	$—	$501,100	$—		$501,100
Other income	—	3,329	—		3,329
Investment income, net	—	2,226	—		2,226

Total revenue	—	506,655	—		506,655
Expenses:
Net medical claims incurred	—	410,540	—		410,540
Salaries and benefits	—	57,339	—		57,339
General and administrative expenses	—	79,798	—		79,798
Premium deficiency reserve expense (benefit)	—	(16,357)	—		(16,357)
Depreciation and amortization	—	413	—		413
Formation and operating costs	2,447	—	(50)	(7a)	166
			(2,231)	(7b)
Other expense	—	—	—		—

Total operating expenses	2,447	531,733	(2,281)		531,899

Income (loss) from operations	(2,447)	(25,078)	2,281		(25,244)
Other expense (income):
Change in fair value of warrants	—	31,903	(31,903)	(7d)	—
Interest expense	—	25,560	(22,019)	(7e)	3,541
Amortization of notes and securities discounts	—	14,935	(14,861)	(7e)	74
Loss (gain) on derivative	—	(87,475)	87,475	(7f)	—
Interest income	(97)	—	97	(7c)	—

Total other expense (income)	(97)	(15,077)	18,789		3,615

Net income (loss)	(2,350)	(10,001)	(16,508)		(28,859)

Less: income (loss) attributable to ordinary shares subject to conversion	(93)	—	93	(7g)	—

Net income (loss) attributable to common stockholders	$(2,443)	$(10,001)	$(16,415)		$(28,859)

Net loss per share—basic and diluted	$(0.12)	$(0.23)			$(0.07)

Weighted average common shares outstanding—basic and diluted	20,157,288	42,849,576	384,283,521	(7h)	404,440,809

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

(in thousands, except share and per share amounts)

	Historical		Actual Redemptions into Cash
	(C) SCH	(D) Clover	Pro Forma Adjustments		Pro Forma Statement of Operations
Revenues
Premiums earned, net	$—	$456,926	$—		$456,926
Other income	—	801	—		801
Investment income, net	—	4,539	—		4,539

Total revenue	—	462,266	—		462,266

Expenses:
Net medical claims incurred	—	450,645	—		450,645
Salaries and benefits	—	91,626	—		91,626
General and administrative expenses	—	94,757	—		94,757
Premium deficiency reserve expense (benefit)	—	7,523	—		7,523
Depreciation and amortization	—	551	—		551
Formation and operating costs	18	—	—		18
Other expense	—	363	—		363

Total operating expenses	18	645,465	—		645,483

Income (loss) from operations	(18)	(183,199)	—		(183,217)
Other expense (income): Other expense (income):
Change in fair value of warrants	—	2,909	(2,909)	(7d)	—
Interest expense	—	23,155	(16,690)	(7e)	6,465
Amortization of notes and securities discounts	—	15,913	(15,512)	(7e)	401
Loss (gain) on derivative	—	138,561	(138,561)	(7f)	—
Interest income	—	—	—		—

Total other expense (income)	—	180,538	(173,672)		6,866

Net income (loss)	(18)	(363,737)	173,672		(190,083)

Less: income (loss) attributable to ordinary shares subject to conversion	—	—	—		—

Net income (loss) attributable to common stockholders	$(18)	$(363,737)	$173,672		$(190,083)

Net loss per share—basic and diluted	$(17,631)	$(8.56)			$(0.47)

Weighted average common shares outstanding—basic and diluted	1	42,469,175	404,440,808	(7h)	404,440,809

See accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Description of the Merger

On October 5, 2020, SCH entered into the Merger Agreement with Merger Sub, and Clover. At closing and pursuant to the Merger Agreement (i) Merger Sub merged with and into Clover, with the Clover surviving the merger as a wholly owned subsidiary of SCH, (ii) Clover merged with and into SCH, with SCH surviving the merger and (iii) SCH changed its name to Clover Health Investments, Corp. At the effective time of the First Merger, Clover amended its governing documents to authorize the Clover Class Z Common Stock at par value $0.0001 per share, which was issued to the excluded holders in connection with the Pre-Closing Restructuring Plan (as defined below).

Clover affected the below steps set forth in the Merger Agreement (referring as “Pre-Closing Restructuring Plan”):

•

All outstanding shares of Clover preferred stock converted into 67,427,138 shares of Clover common stock. Clover existing common stock refers to the shares of common stock, par value $0.0001 per share, of Clover.

•

All outstanding shares of Clover existing common stock held by NJ Healthcare Investments, LLC, Caesar Ventures, LLC and Titus Ventures, LLC were exchanged for 39,419,411 shares of Clover Class Z Common Stock (“Founder Share Exchange”).

•	All outstanding principal and accrued but unpaid interest due on the Clover’s convertible securities was converted into 36,117,708 shares of Clover Class Z Common Stock.

•

All outstanding Clover’s warrants were converted into 3,484,154 shares of Clover common stock of which 331,280 shares were exchanged for cash in accordance with the Cash Consideration (as defined below).

As a result of the Business Combination, among other things, (i) all outstanding shares of Clover common stock (after giving effect to the Pre-Closing Restructuring) as of immediately prior to the effective time of the First Merger, were cancelled in exchange for the right to receive, or the reservation of, at the election of the holders thereof (except with respect to the shares held by entities affiliated with Vivek Garipalli and certain other holders who received only shares of Clover Health B common stock), an amount in cash, shares of Clover Health Class B common stock, or a combination thereof, as adjusted in accordance with the Merger Agreement, which in the aggregate will equal an amount in cash of up to $500.0 million (less any redemptions from SCH’s public shareholders) (the “Cash Consideration”) and a number of shares of Clover Health Class B common stock equal to (A) 350,000,000, minus (B) the aggregate amount of Clover Health Class B common stock paid in respect of the shares held by entities controlled by Vivek Garipalli and certain other holders, minus (C) the aggregate amount of Clover Health Class B common stock that were issued upon the net exercise or conversion, as applicable, of the Clover Awards, minus (D) the quotient obtained by dividing (x) the Cash Consideration by (y) $10.00; (ii) shares of Clover held by entities controlled by Vivek Garipalli and certain other holders immediately prior to the effective time of the First Merger were cancelled in exchange for the right to receive shares of Clover Health Class B common stock based on the Exchange Ratio (as defined in the Merger Agreement); and (iii) all shares of Clover common stock reserved in respect of the Clover Awards outstanding as of immediately prior to the effective time of the First Merger, were converted, based on the Exchange Ratio, into awards based on shares of Class B common stock, which, in the case of all shares described in clauses (i), (ii) and (iii) hereof, in the aggregate equal an aggregate merger consideration of $3,500,000,000 (the “Aggregate Merger Consideration”). Each share of the Company Class Z Common Stock, in each case, that is issued and outstanding immediately prior to the First Effective Time was cancelled and converted into the right to an aggregate number of shares of Clover Health Class B Common Stock equal to the Exchange Ratio as defined below. An aggregate of $499.8 million of cash was paid to those of the Clover Stockholders who are eligible to make a cash election on a pro rata basis and $0.2 million of redemptions were elected by SCH’s public shareholders.

Concurrently with the execution of the Merger Agreement, SCH entered into Subscription Agreements with the PIPE Investors. At closing, the PIPE Investors have collectively subscribed for 40,000,000 shares of the SCH Class A Common Stock for an aggregate purchase price equal to $400.0 million, a portion of which was funded by affiliates of Sponsor Related PIPE Investors.

2. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 is prepared using the historical unaudited condensed balance sheets of SCH and Clover as of September 30, 2020 and gives effect to the Business Combination and the PIPE Investment as if they occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give effect to the Business Combination and the PIPE Investment as if they occurred on January 1, 2019 and were prepared using:

•	the historical audited financial statements of SCH for the period from October 18, 2019 (inception) through December 31, 2019;

•	the historical audited consolidated financial statements of Clover for the year ended December 31, 2019;

•	the historical unaudited condensed financial statements of SCH as of and for the nine months ended September 30, 2020; and

•	the historical unaudited condensed consolidated financial statements of Clover as of and for the nine months ended September 30, 2020; and

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. SCH and Clover have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming actual redemptions of 24,892 SCH outstanding ordinary shares for an aggregate redemption payment of $0.2 million out of the trust account on the closing date of the Business Combination. No other SCH ordinary shares are subject to redemption.

3. Items Not Included in the Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined statements of operations do not include the impacts of any cost or other operating synergies that may result from the Business Combination or any related restructuring costs that may be contemplated.

The unaudited pro forma condensed combined statements of operations do not include adjustments of $343.5 million of accretion of the unamortized discount and $51.1 million of elimination of the derivative liability associated with the conversion of Clover’s convertible securities, and $2.9 million to be paid to Connaught (UK) Limited as compensation for financial advisory services as these transactions are not expected to have a continuing impact on the operations of the combined companies.

4. Accounting for the Merger

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, SCH will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Clover issuing stock for the net assets of SCH, accompanied by a recapitalization. The net assets of SCH will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Clover. See the accounting treatment discussed elsewhere in the Proxy Statement.

5. Shares of Clover Common Stock

Clover Health issued approximately 260,965,701 shares of Clover Health Class B Common Stock in the Business Combination and paid an aggregate of $499.8 million of cash (equivalent to 49,975,104 shares after applying the exchange ratio) to those of the Clover Stockholders eligible to make a cash election on a pro rata basis, based on the exchange ratio of 2.0681 as follows:

Clover Common Stock assumed outstanding prior to the closing of the Business Combination	10,747,570
Exchange Ratio	2.0681

22,226,751
Clover Class Z Common Stock assumed outstanding prior to the closing of the Business Combination	75,537,119
Exchange Ratio	2.0681

156,216,390
Clover convertible preferred stock assumed outstanding prior to the closing of the Business Combination	60,584,000
Exchange Ratio	2.0681

125,292,174
Clover warrant assumed outstanding prior to the closing of the Business Combination	3,484,154
Exchange Ratio	2.0681

7,205,490
Clover cash consideration shares payment prior to the closing of the Business Combination	(24,165,040)
Exchange Ratio	2.0681

(49,975,104)
Shares of Clover Health Class B Common Stock issued to Clover Stockholders upon closing of the Business Combination	260,965,701

6. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 includes pro forma adjustments that are: (i) directly attributable to the Business Combination and the PIPE Investment, and (ii) factually supportable. SCH and Clover did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020, are as follows:

Pro forma notes

(A)	Derived from the unaudited condensed balance sheet of SCH as of September 30, 2020.

(B)	Derived from the unaudited condensed consolidated balance sheet of Clover as of September 30, 2020.

Pro forma adjustments

(a)	To reflect the release of $789.9 million of cash from the cash and cash equivalents held in the trust account after adjustment for the payment of transaction-related fees.

(b)

To reflect Clover’s payment for $21.3 million of finance and advisory fees, $2.7 million of legal fees, and $2.2 million of accounting and auditing fees and other professional fees related to the Business Combination. All such fees have been recorded as an offset to additional paid-in capital. The classification of transaction costs as of September 30, 2020 is as follows:

Transaction costs	Amount
(in thousands)
Amounts previously capitalized and paid	$1,073
Amounts previously capitalized and not paid	2,149
Amounts estimated and paid subsequently and as part of the Business Combination	22,946

Total	$26,168

(c)

To reflect the issuance and sale of 40,000,000 shares of Clover Health Class A Common Stock to the PIPE investors pursuant to subscription agreements for an aggregate commitment amount of $400.0 million concurrent with the completion of the Business Combination.

(d)	To reflect the settlement of $29.0 million of deferred underwriters’ fees incurred during SCH’s IPO that are due upon completion of the Business Combination.

(e)

To reflect SCH’s payment for $5.0 million of professional fees and $1.4 million of other transaction costs related to the Business Combination and the PIPE Investment. All such fees have been recorded as an offset to additional paid-in capital. The classification of transaction costs as of September 30, 2020 is as follows:

Transaction costs	Amount
(in thousands)
Amounts previously capitalized and paid	$424
Amounts previously capitalized and not paid	1,807
Amounts estimated and paid subsequently and as part of the Business Combination	4,229

Total	$6,460

(f)	To reflect SCH’s payment for financial advisory fees of $2.9 million, which will be paid upon the closing of the Business Combination.

(g)

To reflect the accretion of the unamortized discount related to the Clover’s convertible securities of $343.5 million prior to the conversion of such convertible securities upon consummation of the Business Combination.

(h)

To reflect the conversion of $404.2 million of the outstanding principal and $8.3 million of accrued interest under Clover’s convertible securities into 36,117,708 shares of Clover common stock upon consummation of the Business Combination. The $51.1 million of derivative liability associated with Clover’s convertible securities was eliminated in connection with the conversion of Clover’s convertible securities. The elimination of the derivative liability is reflected in accumulated retained earnings (deficit) and not shown in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 as the transaction is not expected to have a recurring impact.

(i)

To reflect the automatic conversion, on a one to one basis, of all outstanding shares of Clover’s preferred stock, with a carrying amount of $447.7 million, into 60,584,000 shares of Clover common stock and 6,843,138 shares of Clover Class Z Common Stock as a part of the Pre-Closing Restructuring Plan. The Clover’s preferred stock outstanding shares are comprised of the following:

Preferred Stock classes	Shares
Series A-1 Preferred Stock(1)	951,347
Series A Preferred Stock	5,274,468
Series B Preferred Stock	10,338,818
Series C Preferred Stock(1)	18,471,585
Series D Preferred Stock	25,547,782

Total Preferred Stock issued and outstanding	60,584,000

(1)

Excludes 6,247,914 Series A-1 Preferred Stock shares and 595,224 Series C Preferred Stock shares owned by founders prior to the conversion of the Founder Share Exchange. Per the Founder Share Exchange, these Series A-1 and Series C Preferred Stock shares are converted to Clover Class Z Common Stock.

(j)

To reflect the release of $49.4 million of warrant payable associated with liability-classified warrants upon the exercise of all Clover’s outstanding preferred stock and common stock warrants into an aggregate of 3,484,145 shares of Clover common stock upon consummation of the Business Combination, of which shares 331,280 were subject to the Cash Consideration.

(k)

To reflect the automatic conversion of all issued and outstanding shares of SCH Class B ordinary shares into an aggregate of 20,700,000 shares of Clover Health Class A common stock upon consummation of the Business Combination.

(l)

To reflect redemption of 24,892 SCH Class A ordinary shares in an aggregate redemption payment of $0.2 million and the transfer of $792.7 million of remaining SCH Class A ordinary shares to permanent equity.

(m)

To reflect the recapitalization of Clover through the contribution of all the share capital of Clover to Clover Health and the issuance of 143,475,108 shares of Clover Health Class A Common Stock and 260,965,701 shares of Clover Health Class B Common Stock and the elimination of the accumulated deficit of SCH, the accounting acquiree. See footnote 7(g) for further detail of share information.

(n)

To reflect an aggregate of $499.8 million of cash consideration payment (equivalent to 49,975,104 shares after applying the exchange ratio), to those of the Clover Stockholders eligible to make a cash election on a pro rata basis.

7. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2020 and the Year Ended December 31, 2019

The unaudited pro forma condensed combined statements of operations include pro forma adjustments that are: (i) directly attributable to the transactions described above, (ii) factually supportable, and (iii) expected to have a continuing impact on the results of the post-combination company. SCH and Clover did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. SCH recognized $2.2 million of transaction costs during the nine months ended September 30, 2020 and no transaction costs during the period from October 18, 2019 (inception) through December 31, 2019. No material transaction costs were recognized for Clover during the nine months ended September 30, 2020 and the year ended December 31, 2019.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Clover Health’s Class A and Class B shares outstanding at the closing of the Business Combination, assuming the Business Combination occurred on January 1, 2019. As the unaudited pro forma condensed combined statements of operations are in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the unaudited condensed statement of operations of SCH for the nine months ended September 30, 2020.

(B)	Derived from the unaudited condensed consolidated statement of operations and comprehensive loss of Clover for the nine months ended September 30, 2020.

(C)	Derived from the audited statement of operations of SCH for the period from October 18, 2019 (Inception) through December 31, 2019.

(D)	Derived from the audited consolidated statement of operations and comprehensive loss of Clover for the year ended December 31, 2019.

Pro forma adjustments

(a)

To reflect an adjustment to eliminate $50,000 for administrative and support services to the Sponsor that terminates upon the completion of the Business Combination. SCH entered into an agreement whereby, commencing on April 21, 2020, SCH paid an affiliate of the Sponsor $10,000 per month for office space, administrative and support services.

(b)

To reflect an adjustment to eliminate direct transaction fees incurred as a result of the Business Combination as those fees are not expected to have a continuing impact on the operations of the combined organization.

(c)	To reflect an adjustment to eliminate interest income on cash and marketable securities held in the trust account as of the beginning of the period.

(d)

To reflect an adjustment to eliminate the impact of the change in the fair value of warrant payable for warrants issued by Clover as it is assumed that all warrants would have been exercised for Clover Common Stock pursuant to the Merger Agreement. As a result, such warrants would no longer be subject to fair value accounting following the assumed closing of the Business Combination on January 1, 2019.

(e)

To reflect an adjustment to eliminate interest expense and amortization of discounts on Clover’s convertible securities that were converted to equity upon completion of the Business Combination. The adjustments were based on the total interest expense and amortization of discounts on Clover’s convertible securities recorded as of and for the nine months period ended September 30, 2020 and for the year ended December 31, 2019.

(f)

To reflect an adjustment to eliminate the impact of the change in the fair value of derivative liability associated with Clover’s convertible securities as it is assumed that all convertible securities would have been converted to Clover’s common stock and then to Clover Health Class B Common Stock on January 1, 2019. As a result, the derivative liability would be extinguished following the assumed closing of the Business Combination on January 1, 2019.

(g)	To reflect an adjustment to eliminate income attributable to ordinary shares subject to redemption as of the beginning of the period.

(h)

As the Business Combination and the PIPE Investment are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and the PIPE Investment have been outstanding for the entirety of the periods presented. The 24,892 shares redeemed by SCH’s public shareholders have been retroactively adjusted to eliminate such shares for the entire period. Weighted average common shares outstanding—basic and diluted for the nine months ended September 30, 2020 and year ended December 31, 2019 are calculated as follows:

Nine Months Ended September 30, 2020
Combined (Actual Remptions into Cash)
Weighted average shares calculation—basic and diluted
SCH issuance of Class B ordinary shares	20,700,000
Issuance of Clover Health of Class A Common Stock in connection with closing of the PIPE Investment	40,000,000
Issuance of Clover Health Class B Common Stock to Clover shareholders in connection with the Business Combination	260,965,701
SCH Class A ordinary shares subject to redemption reclassified to equity	82,775,108

Weighted average shares outstanding	404,440,809

Year Ended December 31, 2019
Combined (Actual Remptions into Cash)
Weighted average shares calculation—basic and diluted
SCH issuance of Class B ordinary shares	20,700,000
Issuance of Clover Health of Class A Common Stock in connection with closing of the PIPE Investment	40,000,000
Issuance of Clover Health Class B Common Stock to Clover shareholders in connection with the Business Combination	260,965,701
SCH Class A ordinary shares subject to redemption reclassified to equity	82,775,108

Weighted average shares outstanding	404,440,809